As filed with the Securities and Exchange Commission on August 4, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVALARA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1995935
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

255 South King Street, Suite 1800

Seattle, Washington 98104

(206) 826-4900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scott McFarlane

Chairman and Chief Executive Officer

Avalara, Inc.

255 South King Street, Suite 1800

Seattle, Washington 98104

(206) 826-4900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Alesia Pinney, Executive Vice President, Chief Legal Officer, and Secretary Avalara, Inc. 255 South King Street, Suite 1800 Seattle, Washington 98104 (206) 826-4900	Andrew Moore Allison Handy Perkins Coie LLP 1201 Third Avenue, Suite 4900 Seattle, Washington 98101 (206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)
Common Stock, par value $0.0001 per share

(1)

An indeterminate amount of common stock to be offered from time to time at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended, and is omitting this information in reliance on Rule 456(b) and Rule 457(r) thereunder.

PROSPECTUS

AVALARA, INC.

We or selling security holders may offer from time to time shares of common stock in one or more offerings. When we or selling security holders decide to sell common stock, we will provide specific terms of the offered common stock, including the amount of common stock offered, in a prospectus supplement. We or selling security holders may offer and sell common stock to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any prospectus supplement and any related free writing prospectus carefully before you invest. This prospectus may not be used to sell common stock unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “AVLR.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 6 of this prospectus, as well as risks described in other documents that we include or that are incorporated by reference herein, to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this common stock or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2020.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the automatic “shelf” registration process available to “well-known seasoned issuers” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we or selling security holders may sell shares of our common stock in one or more offerings. There is no limit on the aggregate amount of common stock we or selling security holders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of our common stock. Each time we or selling security holders offer common stock, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered common stock. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement together with additional information described below under “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the common stock offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus filed with the SEC. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell the common stock. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since that date. Unless the context otherwise requires, we use the terms “Avalara,” the “Company,” “we,” “us,” and “our” in this prospectus to refer to Avalara, Inc. and, where appropriate, our consolidated subsidiaries.

AVALARA, INC.

Avalara’s motto is “Tax compliance done right.” The rise of digital commerce and international trade, coupled with constantly shifting taxation and reporting obligations imposed by the global patchwork of local, regional, state, and national taxing authorities, has created a tremendously complex and onerous compliance burden for businesses of all sizes. Avalara’s mission is to provide solutions for this challenge, allowing companies to focus on their core operations. We provide a leading suite of cloud-based solutions designed to improve accuracy and efficiency by automating the processes of determining taxability, identifying applicable tax rates, determining and collecting taxes, preparing and filing returns, remitting taxes, maintaining tax records, and managing compliance documents. Our vision is to be the global cloud compliance platform.

Our principal executive offices are located at 255 South King Street, Suite 1800, Seattle, Washington 98104, and our telephone number is (206) 826-4900. Our website is www.avalara.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. We were incorporated in the State of Washington in August 1999 under the name Advantage Solutions, Inc. and changed our name to Avalara, Inc. in December 2005.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) until any offering made by this prospectus is completed or terminated:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2019;

(b)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020;

(c)	Our Current Reports on Form 8-K filed on January 31, 2020, March 31, 2020, April 2, 2020, June 5, 2020, June 16, 2020, and our Current Report on Form 8-K/A filed on July 31, 2020; and

(d)	The description of our common stock included in our registration statement on Form 8-A filed on June 11, 2018, including any amendments or reports filed for the purpose of updating such descriptions.

Our SEC filings are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding registrants that file electronically. We also maintain a website at investor.avalara.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Avalara, Inc.

Attention: Secretary

255 South King Street, Suite 1800

Seattle, Washington 98104

(206) 826-4900

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding future events or our future results of operations, financial condition, business, strategies, acquisitions, financial needs, and the plans and objectives of management, are forward-looking statements. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. We have based these forward-looking statements largely on our current plans, expectations, and projections about future events and financial trends that we believe may affect our results of operations, financial condition, business, strategies, financial needs, and the plans and objectives of management. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part completely and with an understanding that our actual future results may be materially different from what we expect. Forward-looking statements are based on information available to our management as of the date of this prospectus and our management’s good faith belief as of such date with respect to future events and are subject to a number of risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth;

•	our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions;

•	the timing of our introduction of new solutions or updates to existing solutions;

•	our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content;

•	our ability to maintain and expand our strategic relationships with third parties;

•	our ability to deliver our solutions to customers without disruption or delay;

•	our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance;

•	our ability to expand our international reach;

•	the potential effects on our business of events beyond our control such as the current novel coronavirus (“COVID-19”) pandemic; and

•

other factors discussed in other sections of this prospectus and the documents incorporated by reference herein, including the sections titled “Risk Factors” in this prospectus and incorporated by reference in this prospectus from our periodic reports on file with the SEC, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our periodic reports on file with the SEC and incorporated by reference herein.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Further, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on our forward-looking statements and you should not rely on forward-looking statements as predictions of future events. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

RISK FACTORS

An investment in our common stock involves risk. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information in this prospectus and any prospectus supplement, before purchasing any of our common stock. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

USE OF PROCEEDS

Our management team will have broad discretion in using the net proceeds from our sale of common stock under this prospectus and any applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of common stock that we may offer from time to time under this prospectus and any applicable prospectus supplement for working capital and general corporate purposes. We may also invest the proceeds in short-term and intermediate-term interest-bearing obligations, investment-grade investments, certificates of deposit, or direct or guaranteed obligations of the U.S. government. If we decide to use the net proceeds from a particular offering of common stock for a specific purpose, we will describe that in the related prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, we will not receive any proceeds from the sale of common stock by selling security holders.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors may deem relevant.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes certain terms of our capital stock. This summary does not purport to be complete and is qualified by reference to the provisions of our amended and restated articles of incorporation (our “Articles”), our amended and restated bylaws (our “Bylaws”) and the Ninth Amended and Restated Investors’ Rights Agreement, dated September 12, 2016, as amended, by and among the Company and each of the investors listed therein, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Washington law.

Our authorized capital stock consists of 600,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of undesignated preferred stock, $0.0001 par value per share.

There were 79,596,539 shares of our common stock outstanding, held by 106 shareholders of record, and no shares of our preferred stock outstanding, as of July 30, 2020. Our Board of Directors is authorized to issue additional shares of our capital stock without shareholder approval.

Common Stock

Dividend Rights

Subject to the prior or preferential rights of holders of our preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.

Voting Rights

Each share of our common stock entitles its holder to one vote on all matters voted on by the shareholders, including the election of directors. We have not provided for cumulative voting for the election of directors in our Articles. Our Articles establish a classified Board of Directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election at each annual meeting of shareholders, with the directors in other classes continuing for the remainder of their three-year terms.

Liquidation, Dissolution and Winding Up

Subject to the prior or preferential rights of holders of our preferred stock outstanding at the time, in the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders.

Preemptive or Other Rights

Holders of our common stock have no preemptive or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our Board of Directors has the authority, without further action by our shareholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock by us could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock by us could have the effect of delaying, deferring, or preventing a change in control of our company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Registration Rights

Certain holders of our common stock or their permitted transferees are entitled to rights, subject to some conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or our shareholders. These rights include demand registration rights, short form registration rights and piggyback registration rights. We refer to these shares as “registrable securities.”

These registration rights will terminate:

•	on September 12, 2024;

•

with respect to any holder of registrable securities holding, together with its affiliates, less than 1% of our outstanding capital stock following this offering, when such holder is able to sell all of its registrable securities during a three-month period without registration in compliance with Rule 144 of the Securities Act (assuming for this purpose that any holder of at least 250,000 shares of registrable securities as of September 12, 2016 is an “affiliate” within the meaning of Rule 144); or

•

upon (1) a sale, lease, transfer, or other disposition of all or substantially all of our assets taken as a whole, or (2) the acquisition of shares of our capital stock representing a majority of our combined ordinary voting power by any person or entity, or any “group” as defined in Regulation 13D under the Exchange Act, by means of any transaction or series of related transactions, including, without limitation, any reorganization, merger or consolidation, but excluding (a) any bona fide financing transaction, the proceeds of which are not intended to be used by us to purchase, redeem, or otherwise acquire for value any of our capital stock or other equity securities, or (b) any reorganization, merger, or consolidation involving us or one of our subsidiaries in which the shares of our capital stock outstanding immediately prior to such transaction continue to represent, or are converted into or exchanged for, shares of capital stock that continue to represent, immediately following such transaction, a majority of the combined ordinary voting power of the outstanding capital stock of the surviving or resulting corporation, or if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such transaction, of the parent corporation of the surviving or resulting corporation.

We will pay the registration expenses (other than underwriting discounts, selling commissions, and stock transfer taxes) in connection with the registrations described below, including the reasonable fees and disbursements of one counsel for participating holders of registrable securities. In an underwritten offering, the underwriters have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations.

Anti-Takeover Provisions of Washington Law, our Articles and Bylaws

Washington Anti-Takeover Law

Washington law imposes restrictions on some transactions between a corporation and significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act generally prohibits a target corporation from engaging in specified “significant business transactions” with an “acquiring person.” This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage unsolicited attempts to acquire us. An “acquiring person” is generally defined as a person or group of persons that beneficially owns the voting shares entitled to cast votes comprising 10% or more of the voting power of the target corporation. The target corporation may not engage in “significant business transactions,” as defined in Chapter 23B.19, for a period of five years after the date of the transaction in which the person became an acquiring person, unless (1) the significant business transaction or the acquiring person’s purchase of shares was approved by a majority of the members of the target corporation’s board of directors prior to the share acquisition causing the person to become an “acquiring person,” or (2) the significant business transaction was both approved by the majority of the members of the target corporation’s board and authorized at a shareholder meeting by at least two-thirds of the votes entitled to be cast by the outstanding voting shares (excluding the acquiring person’s shares or shares over which the acquiring person has voting control) at or subsequent to the acquiring person’s share acquisition. “Significant business transactions” include, among other things:

•	a merger or share exchange with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•

a termination of 5% or more of the employees of the target corporation employed in the State of Washington as a result of the acquiring person’s acquisition of 10% or more of the shares, whether at one time or over the five-year period following the share acquisition;

•	a transaction in which the acquiring person is allowed to receive a disproportionate benefit as a shareholder; or

•	liquidating or dissolving the target corporation.

After the five-year period, a “significant business transaction” may occur, as long as it complies with “fair price” provisions specified in the statute or is approved at a meeting of shareholders by a majority of the votes entitled to be counted within each voting group entitled to vote separately on the transaction, not counting the votes of shares as to which the acquiring person has beneficial ownership or voting control. A corporation may not “opt out” of this statute.

Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Our Articles and Bylaws include a number of provisions that may have the effect of deterring takeovers or delaying or preventing changes in control or changes in our management that a shareholder might deem to be in the shareholder’s best interest. These provisions include the following:

•	our Board of Directors may issue up to 20,000,000 shares of preferred stock, with any rights or preferences as it may designate;

•

our Articles and Bylaws provide (1) for the division of our Board of Directors into three classes, as nearly equal in number as possible, with the directors in each class serving for three-year terms, and one class being elected each year by our shareholders, (2) that a director may only be removed from the Board of Directors for cause by the affirmative vote of our shareholders, (3) that vacancies on our Board of Directors may be filled only by the Board of Directors, and (4) that only our Board of Directors may change the size of our Board of Directors, which provisions together generally make it more difficult for shareholders to replace a majority of our Board of Directors;

•	Washington law, our Articles, and Bylaws limit the ability of shareholders from acting by written consent by requiring unanimous written consent for shareholder action to be effective;

•	our Articles and Bylaws limit who may call a special meeting of shareholders to only our Board of Directors, chairperson of our Board of Directors, chief executive officer, or president;

•

our Bylaws provide that shareholders seeking to present proposals before a meeting of shareholders or to nominate candidates for election as directors at a meeting of shareholders must provide timely advance written notice to us in writing, and specify requirements as to the form and content of a shareholder’s notice, which may preclude shareholders from bringing matters before a meeting of shareholders or from making nominations for directors at a meeting of shareholders;

•

our Articles do not provide for cumulative voting for our directors, which may make it more difficult for shareholders owning less than a majority of our capital stock to elect any members to our Board of Directors; and

•

our Articles and Bylaws provide that shareholders can amend or repeal the Bylaws only by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our capital stock entitled to vote generally in the election of directors, voting together as a single group.

Additionally, unless approved by a majority of our “continuing directors,” as that term is defined in our Articles, specified provisions of our Articles may not be amended or repealed without the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our capital stock entitled to vote on the action, voting together as a single group, including the following provisions:

•

those providing that shareholders can amend or repeal the Bylaws only by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our capital stock entitled to vote generally in the election of directors, voting together as a single group;

•

those providing for the division of our Board of Directors into three classes, as nearly equal in number as possible, with the directors in each class serving for three-year terms, and one class being elected each year by our shareholders;

•	those providing that a director may only be removed from the Board of Directors for cause by the affirmative vote of our shareholders;

•	those providing that vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the directors then in office or by the sole remaining director;

•	those providing that only our Board of Directors may change the size of our Board of Directors;

•

those requiring the affirmative vote of the holders of at least two-thirds of the outstanding voting power of our capital stock entitled to vote on the action, voting together as a single group, to amend or repeal specified provisions of our Articles; and

•	those that limit who may call a special meeting of shareholders to only our Board of Directors, chairperson of our Board of Directors, chief executive officer or president.

Transfer Agent and Register

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219 and its telephone number is (800) 937-5449. Our shares of common stock will be issued in uncertificated form only, subject to limited exceptions.

Listing

Our common stock is listed on the New York Stock Exchange, under the symbol “AVLR.”

PLAN OF DISTRIBUTION

We or selling security holders may offer and sell our common stock being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•	otherwise through a combination of any of the above methods of sale; or

•	through other means permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation, in an accompanying prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Perkins Coie LLP, Seattle, Washington. If the shares of common stock are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Avalara, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Avalara, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph referring to the adoption of the new revenue and lease standards and (2) express an adverse opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses, other than underwriting discount that Avalara, Inc. (the “Registrant”) expects to incur in connection with the issuance and distribution of our common stock being registered under this registration statement, are estimated to be as follows:

Estimated Amount To Be Paid
SEC registration fee	$	*
FINRA filing fee		225,500
New York Stock Exchange listing fee		**
Transfer agent’s fees		**
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous expense		**

Total	$	**

* Omitted because the registration fee is being deferred pursuant to Rule 456(b) under the Securities Act.

** These fees and expenses depend on the common stock offered and the number of issuances, and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable by us in respect of any offering of common stock.

Item 15. Indemnification of Directors and Officers

Section 510 of Chapter 23B.08 of the Washington Business Corporation Act provides, in general, that a corporation may indemnify an individual who was, is, or is threatened to be made a named defendant or respondent to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (for the purposes of this Item 14, a “proceeding”) because the individual is or was a director against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding incurred in the proceeding if the individual acted in good faith and the individual believed, in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in the corporation’s best interests, and, in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests, and in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. A corporation may not indemnify a director under Section 510 of Chapter 23B.08 of the Washington Business Corporation Act in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Section 520 of Chapter 23B.08 of the Washington Business Corporation Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was, is, or is threatened to be made a named defendant or respondent to a proceeding to which the director was party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Section 540 of Chapter 23B.08 of the Washington Business Corporation Act provides that, unless a corporation’s articles of incorporation provide otherwise, a director of a corporation who is party to a proceeding may apply for indemnification or advancement of expenses to the court conducting the proceeding or to another court of competent jurisdiction.

Section 570 of Chapter 23B.08 of the Washington Business Corporation Act provides that, unless a corporation’s articles of incorporation provide otherwise, an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 520 of Chapter 23B.08 of the Washington Business Corporation Act, and is entitled to apply for court-ordered indemnification under Section 540 of Chapter 23B.08 of the Washington Business Corporation Act, in each case to the same extent as a director.

The Registrant’s amended and restated articles of incorporation (the “Articles”) and its amended and restated bylaws (the “Bylaws”) provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by the Washington Business Corporation Act, including instances in which indemnification is otherwise discretionary under the law. The Bylaws provide that the Registrant will indemnify its directors and officers against liability incurred as a result of their performance of services requested by the Registrant, and will advance to them reasonable expenses toward the defense of any such proceeding brought against them, except in any case in which liability results from:

•	acts or omissions adjudged to have involved intentional misconduct, a knowing violation of law or an unlawful distribution; or

•	any transaction in which the director or officer is adjudged to have personally received a benefit in money, property or services to which he or she is not legally entitled.

The Articles also limit the liability of the Registrant’s directors to the Registrant and to its shareholders for monetary damages incurred in their capacity as a director to liability resulting from the same acts or omissions or transactions described above.

The Bylaws also provide that the Registrant may purchase and maintain liability insurance on behalf of its directors, officers, employees, and agents. The Registrant currently maintains a liability insurance policy pursuant to which its directors and officers may be indemnified against liability incurred as a result of serving in their capacities as directors and officers, subject to certain exclusions.

In addition, the Registrant has entered into indemnification agreements with each of its current directors and officers, and certain of its employees. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein is expected to provide for indemnification by the underwriters named therein of the Registrant and its executive officers and directors, and by the Registrant of the underwriters, for certain liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits

(a)	The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38525) filed with the SEC on August 10, 2018)

Exhibit Number	Description

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38525) filed with the SEC on August 10, 2018)

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-224850) filed with the SEC on June 4, 2018)

4.4	Ninth Amended and Restated Investors’ Rights Agreement, dated September 12, 2016, as amended (incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form S-1 (File No. 333-224850) filed with the SEC on May 11, 2018)

5.1	Opinion of Perkins Coie LLP

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on the signature page of this registration statement)

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 4, 2020.

AVALARA, INC.

By:	/s/ Scott McFarlane
Scott McFarlane
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alesia Pinney and Ross Tennenbaum, and each of them, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott McFarlane Scott McFarlane	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	August 4, 2020

/s/ Ross Tennenbaum Ross Tennenbaum	Chief Financial Officer and Treasurer (Principal Financial Officer)	August 4, 2020

/s/ Daniel Manning Daniel Manning	Chief Accounting Officer (Principal Accounting Officer)	August 4, 2020

/s/ Marion Foote Marion Foote	Director	August 4, 2020

/s/ Edward Gilhuly Edward Gilhuly	Director	August 4, 2020

/s/ William Ingram William Ingram	Director	August 4, 2020

Signature	Title	Date

/s/ Tami Reller Tami Reller	Director	August 4, 2020

/s/ Brian Sharples Brian Sharples	Director	August 4, 2020

/s/ Rajeev Singh Rajeev Singh	Director	August 4, 2020

/s/ Chelsea Stoner Chelsea Stoner	Director	August 4, 2020

/s/ Kathleen Zwickert Kathleen Zwickert	Director	August 4, 2020